As filed with the Securities and Exchange Commission on October 23, 2003

                                                     Registration No. 333-109714
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                 AMENDMENT NO. 1

                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         SUBURBAN PROPANE PARTNERS, L.P.
                            (Exact name of registrant
                          as specified in its charter)

                                   ----------

                Delaware                                        22-3410353
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                       Identification Number)

                                240 Route 10 West
                           Whippany, New Jersey 07981
                                 (973) 887-5300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                              Janice G. Meola, Esq.
                                 General Counsel
                         Suburban Propane Partners, L.P.
                                240 Route 10 West
                           Whippany, New Jersey 07981
                                 (973) 887-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ---------

                                   Copies to:
                            Gerald S. Tanenbaum, Esq.
                               John Schuster, Esq.
                           Cahill Gordon & Reindel llp
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                                   ----------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                   ----------


                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed         Proposed Maximum      Amount of
           Title of Each Class                Amount to Be       Maximum Offering    Aggregate Offering   Registration
      of Securities to Be Registered        Registered(1)(2)   Price Per Unit(1)(2)      Price(1)(2)         Fee(3)
      ------------------------------        ----------------   --------------------      -----------         ------

Debt Securities........................
Common Units representing limited
   partnership interests...............
       Total...........................       $500,000,000             100%            $500,000,000         $40,450(4)


(1) An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $500,000,000 or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $500,000,000 to the registrant. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2) Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3) The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).

(4)  Fee paid previously.


                                   ---------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                  Subject to Completion, dated October 23, 2003

PROSPECTUS

                                  $500,000,000

                         SUBURBAN PROPANE PARTNERS, L.P.
                                 Debt Securities
             Common Units Representing Limited Partnership Interests


     We may offer, from time to time, in one or more series:

     o    unsecured senior debt securities;

     o    unsecured subordinated debt securities; and

     o common units representing limited partnership interests in Suburban Propane Partners, L.P.

     The securities:

     o    will have a maximum aggregate offering price of $500,000,000;

     o will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements;

     o may be denominated in U.S. dollars or in other currencies or currency units;

     o    may be offered separately or together, or in separate series; and

     o may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

                                   ----------

     Our common units are listed on the New York Stock Exchange under the symbol "SPH."

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

     The securities may be sold from time to time directly, through agents or through underwriters and/or dealers. If any agent of the issuer or any underwriter is involved in the sale of the securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

                                   ----------

     This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

                                   ----------

            The date of this prospectus is                 , 2003

     You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement. No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, dealer or agent. Neither this prospectus nor the accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information provided by this prospectus or the accompanying prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

     In this prospectus and in the accompanying prospectus supplement, unless the context requires otherwise, references to "Suburban," "we," "us" and "our" mean our company, its subsidiary operating partnership, Suburban Propane, L.P., and its wholly owned subsidiaries.

                                TABLE OF CONTENTS

                                                                            Page

About This Prospectus........................................................1
Where You Can Find More Information..........................................1
Incorporation of Certain Documents by Reference..............................1
Forward-Looking Statements...................................................2
Our Company..................................................................2
Risk Factors.................................................................3
Use of Proceeds..............................................................3
Ratio of Earnings to Fixed Charges...........................................3
Description of Debt Securities...............................................3
Description of Common Units..................................................8
Our Partnership Agreement...................................................11
Tax Considerations..........................................................15
Plan of Distribution........................................................15
Legal Matters...............................................................16
Experts.....................................................................16


                               ------------------

                              About This Prospectus

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, the SEC, utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Suburban and the offered securities, please refer to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                       Where You Can Find More Information

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we file reports and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any information filed by us is also available on the SEC's EDGAR database at http://www.sec.gov. Our common units are listed on the New York Stock Exchange, and reports, proxy statements and other information can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3. This prospectus, which is a part of the registration statement, omits selected information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety by reference to that exhibit.

                 Incorporation of Certain Documents by Reference

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information we later file with the SEC will automatically update and supersede this information. We are incorporating by reference in this prospectus the following documents that we have filed with the
SEC:

     o    our Current Report on Form 8-K filed October 14, 2003;

     o our Annual Report on Form 10-K for the fiscal year ended September 28, 2002;

     o our Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2002;

     o our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003;

     o our Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2003; and

     o the description of the common units in our registration statement on Form 8-A filed on February 22, 1996.

     We also incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(b), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

     You may request a copy of any of these documents, at no cost, by writing or telephoning our Investor Relations Department at the following address and telephone number:

                         Suburban Propane Partners, L.P.
                                240 Route 10 West
                           Whippany, New Jersey 07981
                          Telephone No.: (973) 887-5300

     You should rely on the information provided in this prospectus and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. We will make offers of the securities only in states where those offers are permitted. You should not assume that the information in this prospectus or any incorporated document is accurate as of any date other than the date of this prospectus or that document, as the case may be.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement, and the documents incorporated by reference may include forward-looking statements within the meaning of
Section 27A of the Securities Act. All statements that do not relate strictly to historical or current facts are forward-looking statements. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," or the negative of those terms or similar words. In particular, statements, express or implied, concerning future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions involving future events that we may not be able to accurately predict or over which we have no control. Therefore, the future results of our company may differ materially from those expressed in these forward-looking statements. Specific factors which could cause actual results to differ from those in the forward-looking statements will be discussed in any prospectus supplement under the heading "Risk Factors." You should not put undue reliance on any forward-looking statements.

     We will not update these forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, review additional disclosures we make in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K filed with the SEC.

                                   OUR COMPANY

     We are retail and wholesale marketers of propane and related appliances and services. We believe, based on LP/Gas Magazine dated February 2003, that we were the third largest retail marketer of propane in the United States, measured by retail gallons sold in the year 2002. During the 2002 fiscal year, we sold approximately 456.0 million gallons of propane to retail customers and an additional 95.3 million gallons at wholesale to other distributors and large industrial end-users. As of June 28, 2003, we served approximately 750,000 active residential, commercial, industrial and agricultural customers from more than 320 customer service centers in over 40 states. In addition, we own Gas Connection, Inc. (d/b/a HomeTown Hearth & Grill), which operates eleven retail stores in the northeast and northwest regions of the United States that sell and install natural gas and propane gas grills, fireplaces and related accessories and supplies. We also own Suburban @ Home, Inc., an internally developed heating, ventilation and air conditioning business that operates five locations.

     Our operations are concentrated in the east and west coast regions of the United States. Our geographic diversity lessens our exposure to weather conditions affecting operations in particular regions. We own two storage facilities: a 22 million gallon aboveground facility in Elk Grove, California and a 60 million gallon underground facility in Tirzah, South Carolina. We are supplied by nearly 70 suppliers nationwide. Together with our predecessor companies, we have been continuously engaged in the retail propane business since 1928.

     We maintain our executive offices at 240 Route 10 West, Whippany, New Jersey 07981, and our telephone number at that address is (973) 887-5300.

                                  RISK FACTORS

     Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Suburban and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

                                 USE OF PROCEEDS

     Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes. These may include, among other uses, the reduction of outstanding indebtedness, working capital increases, capital expenditures or acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     We have set forth below our ratio of earnings to fixed charges for each of the years in the five year period ended September 28, 2002 and the interim period presented.



                                                                                                Nine months
                                                    Year Ended                                     Ended
                      September      September    September 30,   September 29, September 28,     June 28,
                       28, 1998      25, 1999          2000           2001          2002            2003
                       --------      --------          ----           ----          ----            ----
Ratio of earnings        1.99x         1.58x           1.79x          2.13x         2.23x           3.06x
to fixed
charges(1)


(1) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and that portion of rental expenses on operating leases that management considers to be a reasonable approximation of interest.


                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth some general terms and provisions of the debt securities we may offer, but is not complete. The particular terms of the debt securities offered, and the extent to which the general provisions may or may not apply to the debt securities so offered, will be described in the prospectus supplement relating to the particular debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture, as supplemented by the applicable supplemental indenture or authorizing resolution, as the case may be, relating to the issuance of the particular debt securities.

     Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. As used in this registration statement, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

     The following summarizes some material provisions of the senior debt securities, the subordinated debt securities and the indentures, and is qualified in its entirety by reference to all the provisions of the indenture and any applicable supplemental indenture or authorizing resolution, as the case may be, relating to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture will be identical.

General

     If applicable, each prospectus supplement and the applicable supplemental indenture or authorizing resolution, as the case may be, will describe the following terms relating to a series of debt securities:

     o    the title of the debt securities;

     o whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

     o    any limit on the amount of debt securities that may be issued;

     o whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

     o    the maturity dates of the debt securities;

     o the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining the dates;

     o the places where payments with respect to the debt securities shall be payable;

     o our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

     o the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option and other related terms and provisions;

     o the dates, if any, on which, and the prices at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

     o the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

     o any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

     o the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

     o any index used to determine the amount of payments of the principal of, premium, if any, and interest on the debt securities and the manner in which the amounts shall be determined;

     o the terms pursuant to which the debt securities are subject to defeasance; and

     o any other terms (which terms may be inconsistent with the applicable indenture but shall not violate the Trust Indenture Act) of the debt securities.

     Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, to reopen a previous issue of a series without the consent of the holders of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

     The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common units or other of our securities will be detailed in the prospectus supplement and the supplemental indenture or authorizing resolution, as the case may be, relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of common units or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

     Unless otherwise noted in a prospectus supplement and the applicable supplemental indenture or authorizing resolution, as the case may be, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of the assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

     Unless otherwise noted in a prospectus supplement and the applicable supplemental indenture or authorizing resolution, as the case may be, the following will be events of default under the indentures with respect to any series of debt securities issued:

     o failure to pay interest on the debt securities when due and the failure continues for 30 days and the time for payment has not been extended or deferred;

     o failure to pay the principal or premium of the debt securities, if any, when due;

     o failure to deposit any sinking fund payment, when due, for any debt security and, in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

     o failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and the failure continues for 60 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

     o if the debt securities are convertible into common units or other of our securities, failure by us to deliver common units or other securities when the holder or holders of the debt securities elect to convert the debt securities into common units or other of our securities; and

     o certain events of bankruptcy, insolvency or reorganization with respect to us.

     The supplemental indenture or authorizing resolution, as the case may be, or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

     If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the debt trustee if notice is given by the holders), may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any waiver shall cure the default or event of default.

     Subject to the terms of the indentures, as supplemented by any applicable supplemental indenture or authorizing resolution, if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

     o    it is not in conflict with any law or the applicable indenture;

     o the debt trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

     o subject to its duties under the Trust Indenture Act of 1939, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

     o the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

     o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holders have offered reasonable indemnity to the debt trustee to institute proceedings; and

     o the debt trustee does not institute a proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other, conflicting directions within 60 days after the notice, request and offer.

     These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of principal, premium, if any, or interest on the debt securities.

     We will periodically file statements with the debt trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

     We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

     o    to fix any ambiguity, defect or inconsistency in an indenture;

     o to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

     o to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets of our obligations under such indenture;

     o    to evidence and provide for successor debt trustees;

     o to add, change or eliminate any provision affecting only debt securities not yet issued; and

     o to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939.

     In addition, unless otherwise noted in a prospectus supplement and the applicable supplemental indenture or authorizing resolution, as the case may be, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless otherwise noted in a prospectus supplement and the applicable supplemental indenture or authorizing resolution, as the case may be, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

     o    extend the fixed maturity of any debt security of the series;

     o reduce the principal amount or reduce the rate of, or extend the time of payment of, interest, or any premium payable upon the redemption of any debt securities;

     o change any obligation of ours to pay additional amounts with respect to the debt securities;

     o reduce the amount of principal of any debt security payable upon acceleration of the maturity thereof;

     o change the currency in which any debt security or any premium or interest is payable;

     o impair the right to enforce any payment on or with respect to any debt security;

     o adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

     o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

     o    modify any of the above provisions.

Form, Exchange and Transfer

     The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement and the supplemental indenture or authorizing resolution, as the case may be, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to the series.

     At the option of the holder, subject to the terms of the indentures, as supplemented by applicable supplemental indentures or authorizing resolutions, as the case may be, and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures, as supplemented by applicable supplemental indentures or authorizing resolutions, as the case may be, and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Information Concerning the Debt Trustee

     The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement and the supplemental indenture or authorizing resolution, as the case may be, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

     Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement and the supplemental indenture or authorizing resolution, as the case may be, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the debt trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                           DESCRIPTION OF COMMON UNITS

General

     The common units represent limited partner interests that entitle the holders to participate in distributions and exercise the rights and privileges available to limited partners under our partnership agreement.

Number of Units

     As of September 30, 2003, we had 27,256,162 common units outstanding. Suburban Energy Services Group LLC, our general partner, owns a combined 1.71% general partner interest in us and our operating partnership.

     Under our partnership agreement we may issue, without further unitholder action, an unlimited number of additional limited partner interests and other equity securities with such rights, preferences and privileges as shall be established by our Board of Supervisors in its sole discretion, including securities that may have special voting rights to which holders of common units are not entitled.

Listing

     Our common units are listed on the New York Stock Exchange under the symbol "SPH."

Voting

     Each outstanding common unit is entitled to one vote. However, if at any time, any person or group, including our general partner and its affiliates, owns beneficially more than 20% of all common units, any common units owned by that person or group in excess of 20% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement, unless otherwise required by law. We hold a meeting of the limited partners every three years to elect our Board of Supervisors and to vote on any other matters that are properly brought before the meeting.

Cash Distributions

     Our partnership agreement requires us to distribute all of our "available cash" to our unitholders and our general partner within 45 days following the end of each fiscal quarter based on the priorities described below. "Available cash" generally means, with respect to any fiscal quarter, all of our cash on hand at the end of that quarter, less reserves necessary or appropriate, in the discretion of our Board of Supervisors, to provide for the proper conduct of our business, to comply with applicable law or agreements, or to provide funds for future distributions to partners.

     Distributions of available cash may be made either from "operating surplus" or from "capital surplus."

     "Operating surplus" generally means (A) our cash balance on the date we commenced operations, plus $40 million, plus all cash receipts from our operations, including working capital borrowings but excluding cash receipts from interim capital transactions (as defined below), minus (B) all of our operating expenses, debt service payments, including reserves, but not including payments required in connection with the sale of assets or any refinancing with the proceeds of new indebtedness or an equity offering, maintenance capital expenditures and reserves established for our future operations, in each case, since we commenced operations. "Interim capital transactions" generally include borrowings and sales of debt securities, other than for working capital purposes, sales of equity interests and sales or other dispositions of assets, other than inventory, accounts receivable and other current assets in the ordinary course of business.

     All available cash distributed will be treated as distributed from operating surplus until the sum of all available cash distributed since we commenced operations equals operating surplus as of the end of the quarter prior to that distribution. Therefore, capital surplus generally means any amounts of available cash that we distribute after distributing our available cash from operating surplus. Historically, we have not made any distributions of available cash from capital surplus and do not expect to do so in the foreseeable future.

     Available cash from operating surplus with respect to any quarter is distributed as follows:

     o first, 98.29% to common unitholders, pro rata, and 1.71% to the general partner, until all common unitholders have received the minimum quarterly distribution of $0.50 per unit, and an amount equal to the excess of the target distribution of $0.55 per unit over the minimum quarterly distribution; and

     o thereafter, 84.98% to all common unitholders, pro rata, 13.31% to the general partner pursuant to its incentive distribution rights and 1.71% to the general partner in respect of its general partnership interest;

provided, however, that in the event we do not pay such minimum quarterly distribution, then we will not be required to pay any arrearages in respect of such distribution period.

     The target distributions discussed in the first bullet above will be proportionately adjusted in the event of any combination or subdivision of common units. In addition, if a distribution is made of available cash constituting cash from interim capital transactions, the target distributions will also be adjusted proportionately downward to equal the product resulting from multiplying each of them by a fraction, of which the numerator shall be the unrecovered capital immediately after giving effect to such distribution and the denominator shall be the unrecovered capital immediately before such distribution. For these purposes, "unrecovered capital" means the amount by which $20.50 exceeds the aggregate per unit distributions of cash from interim capital transactions on the common units. If and when the unrecovered capital is zero, the target distributions each will have been reduced to zero.

     The target distributions may also be adjusted if legislation is enacted that causes us to become taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes. In that event, the target distributions for each quarter after this event would be reduced to an amount equal to the product of each of the target distributions multiplied by one minus the sum of:

          (1) the maximum marginal federal corporate income tax rate, plus

          (2) the effective overall state and local income tax rate applicable to us for the taxable year in which the quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local taxes).

     Our general partner currently owns all incentive distribution rights, but has the right to transfer them freely. Incentive distribution rights are non-voting limited partner interests that confer upon the holder the right to receive certain cash distributions as described above. Our Board of Supervisors, with the approval of a majority of the elected supervisors, has the option, exercisable beginning in May 2004, to cause all the incentive distribution rights to be converted into a number of common units having a value equal to the fair market value of the incentive distribution rights.

Transfer Restrictions

     Common units are securities and are transferable according to the laws governing transfer of securities. Until a common unit has been transferred on our books, we will treat the record holder as the absolute owner for all purposes. Transfers of common units will not be recorded by the transfer agent or recognized by us until the transferee executes and delivers a transfer application. A purchaser or transferee of common units who does not execute and deliver a transfer application will not receive cash distributions, unless the common units are held in nominee or "street" name and the nominee or broker has executed and delivered a transfer application with respect to the common units, and may not receive federal income tax information and reports furnished to record holders of common units. Our Board of Supervisors has the discretion to withhold its consent to accepting any such purchaser or transferee of our common units as a substitute limited partner. If the consent is withheld, the purchaser or transferee of the common units will be an assignee and will have an interest equivalent to that of a limited partner with respect to allocations and distributions, including liquidation distributions. In addition, the general partner will vote such common units at the direction of the assignee who is the record holder of the common units.

Transfer Agent and Registrar

     Our transfer agent and registrar for the common units is Equiserve Trust Company, N.A. Their address is P.O. Box 43069, Providence, Rhode Island 02940.

                            OUR PARTNERSHIP AGREEMENT

Organization

     We are a Delaware limited partnership. Our general partner is Suburban Energy Services Group LLC, an entity owned by approximately 40 of our executives and other key employees.

Board of Supervisors

     Generally, our business is managed by, or under the direction of, our Board of Supervisors. The Board of Supervisors is comprised of five persons, of whom two are appointed by our general partner in its sole discretion and three are elected by the holders of a plurality of the outstanding common units present and voting, in person or by proxy, at the meeting of unitholders held every three years, which we refer to as the tri-annual meeting. A majority of the supervisors in office constitutes a quorum and a majority of a quorum is needed to adopt a resolution or take any other action. Each member of the Board of Supervisors serves for a term of three years. An elected supervisor may not be an employee, officer, director or affiliate of our general partner.

     The Board of Supervisors nominates individuals to stand for election as elected supervisors at a tri-annual meeting of our limited partners. In addition, any limited partner or group of limited partners that holds beneficially 10% or more of the outstanding common units is entitled to nominate one or more individuals to stand for election as elected supervisors at the tri-annual meeting by providing written notice to the Board of Supervisors not more than 120 days nor less than 90 days prior to the meeting. However, if the date of the tri-annual meeting is not publicly announced by us at least 100 days prior to the date of the meeting, the notice must be delivered to the Board of Supervisors not later than ten days following the public announcement of the meeting date. The notice must set forth:

     o the name and address of the limited partner or limited partners making the nomination or nominations;

     o the number of common units beneficially owned by the limited partner or limited partners;

     o the information regarding the nominee(s) proposed by the limited partner or limited partners as required to be included in a proxy statement relating to the solicitation of proxies for the election of directors filed pursuant to the proxy rules of the SEC;

     o the written consent of the nominee(s) to serve as a member of the Board of Supervisors if so elected; and

     o    a certification that the nominee(s) qualify as elected supervisors.

     The general partner may remove an appointed supervisor with or without cause at any time. "Cause" generally means a court's finding a person liable for actual fraud, gross negligence or willful or wanton misconduct in his or her capacity as a supervisor. Any and all of the elected supervisors may be removed at any time with cause by the affirmative vote of a majority of the elected supervisors and with or without cause, at a properly called meeting of the limited partners by the affirmative vote of the holders of a majority of the outstanding common units. If any appointed supervisor is removed, resigns or is otherwise unable to serve as a supervisor, the general partner may fill the vacancy. If any elected supervisor is removed, resigns or is otherwise unable to serve as a supervisor, the vacancy may be filled by a majority of the elected supervisors then serving (or, if no elected supervisors are then serving, by a majority of the supervisors then serving).

Officers

     The Board of Supervisors has the authority to appoint our officers. The Board of Supervisors may also designate one of its members as its chairman and/or vice chairman, who is automatically deemed an officer. Our officers include a president, one or more vice presidents, a treasurer and a secretary, and may include one or more assistant secretaries and assistant treasurers and other officers. Each of our officers has basic authority by virtue of being appointed an officer and may be further authorized from time to time by the Board of Supervisors to take any additional action that the Board of Supervisors delegates to that officer. The general partner has agreed to take any and all action necessary and appropriate to give effect to any duly authorized actions of the Board of Supervisors or any officer, including executing or filing any agreements, instruments or certificates.

Meetings; Voting

     Common unitholders are entitled to vote at all meetings of limited partners and to act with respect to all matters as to which their approval may be solicited. Each common unit is entitled to one vote. With respect to voting rights attributable to common units that are owned by an assignee who is a record holder but who has not yet been admitted as a limited partner, the general partner is deemed to be the limited partner with respect to that assignee and, in exercising the voting rights in respect of those common units on any matter, must vote those common units at the written direction of the record holder. Absent direction from the record holders, those common units will not be voted, except that, in the case of common units held by the general partner on behalf of non-citizen assignees, the general partner must allocate the votes in respect of those common units in the same ratios as the votes of limited partners in respect of other common units are cast. Every three years, there is a meeting of the limited partners to elect the elected members of the Board of Supervisors. In addition, a special meeting of limited partners may be called by the Board of Supervisors or by limited partners owning in the aggregate at least 20% of the outstanding common units. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or, if authorized by the Board of Supervisors, without a meeting if consents in writing setting forth the action so taken are signed by holders of the number of limited partner interests as would be necessary to authorize or take the action at a meeting of the limited partners. Limited partners may vote either in person or by proxy at meetings.

     The holders of a majority of the outstanding common units represented in person or by proxy will constitute a quorum at a meeting of common unitholders, unless any action by the common unitholders requires approval by holders of a greater percentage of common units, in which case the quorum shall be the greater required percentage. In the case of elections for elected supervisors, any person and its affiliates, including the general partner, that own more than 20% of the total common units then outstanding may vote not more than 20% of the total units then outstanding in the election. Additional limited partner interests having special voting rights could be issued by us in the future. Our partnership agreement provides that common units held in nominee or street name account will be voted by the broker or other nominee pursuant to the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units, whether or not the record holder has been admitted as a limited partner, under the terms of the partnership agreement will be delivered to the record holder.

Non-citizen Assignees; Redemption

     If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our Board of Supervisors, create a substantial risk of cancellation or forfeiture of any property in which we have an interest because of the nationality, citizenship, residency or other related status of any limited partner or assignee, we may redeem the common units held by that limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, the Board of Supervisors may require each limited partner or assignee to furnish information about his nationality, citizenship, residency or related status. If a limited partner or assignee fails to furnish information about nationality, citizenship, residency or other related status within 30 days after a request for that information, that limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee who is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his common units and may not receive distributions in kind upon liquidation.

Transfer of General Partner Interests and Incentive Distribution Rights

     Our general partner may not transfer all or any part of its aggregate general partner interest in us or in our operating partnership to another person prior to September 30, 2006, without the approval of the holders of at least a majority of the outstanding common units. However, the general partner may, without the approval of the holders of the common units, transfer all of its general partner interest in us or in our operating partnership to (1) an affiliate of the general partner or (2) another person in connection with the merger or consolidation of the general partner with or into another person or the transfer by the general partner of all or substantially all of its assets to another person. In each case, any transferee must assume the rights and duties of the general partner, agree to be bound by the provisions of the partnership agreement, furnish an opinion of counsel acceptable to the Board of Supervisors, agree to acquire all, or the appropriate portion, as applicable, of the general partner's interests in our operating partnership and agree to be bound by the provisions of the partnership agreement for the operating partnership.

     The general partner has the right at any time to transfer its incentive distribution rights to one or more persons, as an assignment of these rights or as a special limited partner interest, subject only to any reasonable restrictions on transfer and requirements for registering the transfer of the rights as may be adopted by the Board of Supervisors. However, no restrictions or requirements that adversely affect the holders of the incentive distribution rights in any material respect may be adopted without the approval of the holders of at least a majority of the incentive distribution rights. At any time, the owners of interests in the general partner may sell or transfer all or part of their interests in the general partner to an affiliate or a third party without the approval of the common unitholders.

Withdrawal or Removal of the General Partner

     Our general partner has agreed not to withdraw voluntarily as general partner prior to September 30, 2006, with limited exceptions described below, without obtaining the approval of the holders of at least a majority of the outstanding common units and furnishing an opinion of counsel. On or after September 30, 2006, our general partner may withdraw without first obtaining approval from any common unitholder by giving 90 days' written notice. In any event, our general partner may withdraw without common unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates, other than our general partner and its affiliates. In addition, the partnership agreement permits our general partner, in limited instances, to sell or otherwise transfer all of its general partner interests without the approval of the common unitholders. For details regarding the transfer of the general partner's interest, see "Transfer of General Partner Interests and Incentive Distribution Rights," above.

     Upon the withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest, the holders of at least a majority of the outstanding common units may select a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel cannot be obtained, we will be dissolved, wound up and liquidated, unless within 180 days after the withdrawal the holders of at least a majority of the outstanding common units agree in writing to continue our business and to the appointment of a successor general partner.

     Our general partner may not be removed unless the removal is approved by the vote of the holders of at least a majority of the outstanding common units and we receive an opinion of counsel. Any removal is also subject to the approval of a successor general partner by the vote of the holders of at least a majority of the outstanding common units. The partnership agreement also provides that if our general partner is removed without cause and units held by the general partner and its affiliates are not voted in favor of the removal, the general partner will have the right to convert its general partner interests and all of its incentive distribution rights into common units or to receive cash in exchange for those interests. Withdrawal or removal of our general partner also constitutes its withdrawal or removal, as the case may be, as the general partner of our operating partnership. In the event of withdrawal of our general partner that violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner and all of its incentive distribution rights for a cash payment equal to the fair market value of those interests.

     Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and the incentive distribution rights for their fair market value. In each case, fair market value will be determined by agreement between the departing general partner and the successor general partner, or, if no agreement is reached, by an independent investment banking firm or other independent experts selected by the departing general partner and the successor general partner, or if no expert can be agreed upon, by an expert chosen by agreement of the experts selected by each of them. In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including all employee-related liabilities, including severance liabilities, incurred in connection with the termination of any employees employed by the departing general partner for our benefit.

     If the above-described option is not exercised by either the departing general partner or the successor general partner, as applicable, the departing general partner will have the right to convert its general partner interests in us and our operating partnership, as well as its incentive distribution rights, into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph or to receive cash in exchange for those interests. Any successor general partner will be deemed to have irrevocably delegated to the Board of Supervisors the authority to manage, or direct the management of, our affairs to the same extent as the departing general partner.

Amendment of Partnership Agreement

     Amendments to the partnership agreement may be proposed only by or with the consent of the Board of Supervisors. In order to adopt a proposed amendment, we are, in general, required to seek written approval of the holders of the number of common units required to approve the amendment or call a meeting of the common unit-holders to consider and vote upon the proposed amendment. However, there are some exceptions to this general rule. First, there are some types of amendments that are prohibited by the partnership agreement. Second, there are some types of amendments that can be made by our Board of Supervisors without approval by the common unit-holders. Generally, the types of amendments that can be made without unitholder approval are those that will not adversely affect the limited partners in any material respect.

Limited Call Right

     If at any time less than 20% of the then-issued and outstanding limited partner interests of any class are held by persons other than our general partner and its affiliates, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of that class held by those unaffiliated persons as of a record date to be selected by the general partner on at least 10 but not more than 60 days' prior notice. The purchase price for a purchase of this kind will be the greater of:

     o the highest price paid by the general partner or any of its affiliates for any limited partner interests of that class purchased within the 90 days preceding the date on which the general partner first mails notice of its election to purchase such limited partner interests, and

     o the current market price as of the date three days prior to the date the notice is mailed.

     As a consequence of the general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his or her limited partner interests purchased even though he or she does not desire to sell them, or the price paid may be less than the amount the holder would desire to receive upon the sale of those limited partner interests. The tax consequences to a common unitholder of the exercise of this call right are the same as those applicable to a sale in the open market.

Registration Rights

     Pursuant to the terms of the partnership agreement, we have agreed, subject to some limitations, to register for resale under the Securities Act of 1933 and applicable state securities laws any of our common units or other securities proposed to be sold by our general partner or any of its affiliates if an exemption from the registration re-quirements of those laws is not otherwise available for the proposed sale. We have agreed to bear all expenses incidental to that registration and sale, excluding underwriting discounts and commissions.

                               TAX CONSIDERATIONS

     The prospectus supplement applicable to each type or series of securities we offer will contain a description of the material tax considerations that may be relevant to prospective security holders. Prior to making a decision about investing in our securities, you should carefully consider the description under the heading "Tax Considerations" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     o    through underwriters or dealers;

     o    through agents;

     o    directly to purchasers; or

     o    through a combination of any such methods of sale.

     Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the corresponding securities offered hereby.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     Certain legal matters in connection with the validity of our securities will be passed upon for us by Cahill Gordon & Reindel llp, New York, New York.

                                     EXPERTS

     The financial statements of Suburban Propane Partners, L.P. incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended September 28, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of Suburban Energy Services Group LLC incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended September 28, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.*

          SEC Registration Fee...............................    $   40,450
          Cost of Printing...................................       300,000
          Rating Agency Fees.................................       200,000
          Independent Accountants' Fees and Expenses.........       250,000
          Legal Services and Expenses (including Blue Sky
          fees and expenses).................................       400,000
          Trustees' Fees and Expenses........................        50,000
          Miscellaneous......................................       100,000
                                                                 ----------
               Total.........................................   $ 1,340,450
                                                                 ==========
_____________________

* Other than the SEC Registration Fee, all amounts set forth above are estimates.

ITEM 15.  Indemnification of Directors and Officers.

     Our partnership agreement provides that Suburban will indemnify (i) the members of the Board of Supervisors or the members of the Board of Supervisors of its subsidiary operating partnership, Suburban Propane, L.P., or any subsidiary of Suburban Propane, L.P., (ii) the general partner, (iii) any departing partner, (iv) any person who is or was an affiliate of the general partner or any departing partner, (v) any person who is or was a member, partner, director, officer, employee, agent or trustee of Suburban, Suburban Propane, L.P. or any subsidiary of Suburban Propane, L.P., (vi) any person who is or was a member, partner, officer, director, employee, agent or trustee of the general partner or any departing partner or any affiliate of the general partner or any departing partner, or (vii) any person who is or was serving at the request of the Board of Supervisors, the general partner or any departing partner or any affiliate of the general partner or any departing partner as a member, partner, director, officer, employee, agent, fiduciary or trustee of another person ("Indemnitees"), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of Suburban and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of Suburban, and the general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to Suburban to enable it to effectuate, such indemnification. Suburban is authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Suburban's activities, regardless of whether Suburban would have the power to indemnify such persons against such liabilities under the provisions described above.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and/or persons controlling the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  Exhibits.

1.1*** -- Form of Equity Underwriting Agreement.

1.2*** -- Form of Debt Underwriting Agreement.

2.1* -- Recapitalization Agreement, dated as of November 27, 1998, by and among
     Suburban, Suburban Propane, L.P., the general partner, Millennium Chemicals, Inc. and Suburban Energy Services Group LLC (filed as Exhibit
     2.1 to Suburban's Current Report on Form 8-K filed December 3, 1998).

4.1  -- Form of Senior Indenture.

4.2  -- Form of Subordinated Indenture.

4.4*** -- Form of Senior Debt Security.

4.5*** -- Form of Subordinated Debt Security.

5.1 -- Opinion of Cahill Gordon & Reindel llp as to the legality of the securities registered hereby.

8.1*** -- Opinion of Cahill Gordon & Reindel llp as to tax matters.

12.1** -- Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1 -- Consent of Independent Accountants-- PricewaterhouseCoopers LLP.

23.2 -- Consent of Cahill Gordon & Reindel llp (included as part of Exhibit
     5.1).

23.3*** -- Consent of Cahill Gordon & Reindel llp (included as part of Exhibit
     8.1).

24.1** -- Power of Attorney.

25.1*** -- Form T-1 Statement of Eligibility of the Trustee under the Suburban
     Propane Partners, L.P. Senior Indenture under the Trust Indenture Act of 1939, as amended.

25.2*** -- Form T-1 Statement of Eligibility of the Trustee under the Suburban
     Propane Partners, L.P. Subordinated Indenture under the Trust Indenture Act of 1939, as amended.

 ___________________

* Incorporated herein by reference as indicated.

**   Previously filed.

*** To be filed either by amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.

ITEM 17.  Undertakings.

     a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (ii) of this paragraph do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Suburban Propane Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Whippany, State of New Jersey, on the 23rd day of October, 2003.


                              SUBURBAN PROPANE PARTNERS, L.P.


                              By:    /s/  Janice G. Meola
                                     --------------------------------
                                     Name:    Janice G. Meola
                                     Title:   Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of October, 2003.



        Signature                          Title
        ---------                          -----

          *                      President and Chief Executive Officer; Appointed Member of
-----------------------            the Board of Supervisors (Principal Executive Officer)
 Mark A. Alexander

          *                      Vice President-- Finance (Principal Financial Officer)
-----------------------
 Robert M. Plante

          *                      Senior Vice President-- Corporate Development; Appointed
-----------------------            Member of the Board of Supervisors
 Michael J. Dunn, Jr.

          *                      Controller (Principal Accounting Officer)
-----------------------
 Michael A. Stivala

          *                      Elected Member and Chairman of the Board of Supervisors
-----------------------
 John Hoyt Stookey

          *                      Elected Member of the Board of Supervisors
-----------------------
 Harold R. Logan, Jr.

          *                      Elected Member of the Board of Supervisors
-----------------------
 Dudley C. Mecum


*By:   /s/  Janice G. Meola
       -------------------------
       Name:    Janice G. Meola
       Title:   Attorney-in-Fact

                                INDEX TO EXHIBITS

     1.1*** -- Form of Equity Underwriting Agreement.

     1.2*** -- Form of Debt Underwriting Agreement.

     2.1* -- Recapitalization Agreement, dated as of November 27, 1998, by and among Suburban, Suburban Propane, L.P., the general partner, Millennium Chemicals, Inc. and Suburban Energy Services Group LLC (filed as Exhibit 2.1 to Suburban's Current Report on Form 8-K filed December 3, 1998).

     4.1  -- Form of Senior Indenture.

     4.2  -- Form of Subordinated Indenture.

     4.4*** -- Form of Senior Debt Security.

     4.5*** -- Form of Subordinated Debt Security.

     5.1 -- Opinion of Cahill Gordon & Reindel llp as to the legality of the securities registered hereby.

     8.1*** -- Opinion of Cahill Gordon & Reindel llp as to tax matters.

     12.1** -- Statement of Computation of Ratio of Earnings to Fixed Charges.

     23.1 -- Consent of Independent Accountants-- PricewaterhouseCoopers LLP.

     23.2 -- Consent of Cahill Gordon & Reindel llp (included as part of Exhibit 5.1).

     23.3*** -- Consent of Cahill Gordon & Reindel llp (included as part of
          Exhibit 8.1).

     24.1** -- Power of Attorney.

     25.1*** -- Form T-1 Statement of Eligibility of the Trustee under the
          Suburban Propane Partners, L.P. Senior Indenture under the Trust Indenture Act of 1939, as amended.

     25.2*** -- Form T-1 Statement of Eligibility of the Trustee under the
          Suburban Propane Partners, L.P. Subordinated Indenture under the Trust Indenture Act of 1939, as amended.

______________________

* Incorporated herein by reference as indicated.

**   Previously filed.

*** To be filed either by amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.